SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2003

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

000-49802

(Commission File Number)

Delaware	77-0467272
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

970 University Avenue

Los Gatos, CA 95032

(Address of principal executive offices, with zip code)

(408) 399-3700

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release dated April 17, 2003 by Netflix, Inc.

Item 9. Regulation FD Disclosure

The information provided in this Report is being furnished under Item 12 of Form 8-K and in accordance with SEC release 33-8216.

On April 17, 2003, Netflix, Inc. announced its financial results for the fiscal quarter ended March 31, 2003. The press release, which has been attached as Exhibit 99.1 discloses certain financial measures, non-GAAP operating income, EBITDA free cash flow, and estimated subscriber lifetime value calculations, that may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. In order to fully assess our financial operating results, management believes that non-GAAP operating income, EBITDA, free cash flow and estimated subscriber lifetime value are appropriate measures of evaluating the operating performance and liquidity performance of the Company because it believes that investors and equity research analysts use these non-GAAP measures to evaluate its performance and to make informed investment decisions. Management also believes that these measures present a more representative measure of the operating and liquidity performance of the Company because they exclude the non-cash impact of stock option accounting. However these measures should be considered in addition to, and not as a substitute for, or superior to, operating income, net income, net cash provided by operating activities or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETFLIX, INC.

By:	/s/ BARRY MCCARTHY
Barry McCarthy Chief Financial Officer

Date: April 17, 2003

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NETFLIX, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated April 17, 2003.